EXHIBIT O


                 Harbinger Capital Partners Master Fund I, Ltd.
            Harbinger Capital Partners Special Situations Fund, L.P.
                     Harbinger Capital Partners Fund I, L.P.
                       Harbinger Co-Investment Fund, L.P.
                         555 Madison Avenue, 16th Floor
                               New York, NY 10022



August 22, 2008

SkyTerra Communications, Inc.
Mobile Satellite Ventures Subsidiary LLC
Mobile Satellite Ventures L.P.
10802 Parkridge Boulevard
Reston, VA 20191
Attention: General Counsel

Gentlemen:

     Reference is made to that certain Master Contribution and Support Agreement, dated as of July 24, 2008 (the "MCSA") by and among (i) HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD, an exempted company organized under the Laws of the Cayman Islands ("Harbinger Master"), (ii) HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P., a Delaware limited partnership ("Harbinger Special"), (iii) HARBINGER CAPITAL PARTNERS FUND I, L.P., a Delaware limited partnership ("Harbinger Fund"), (iv) HARBINGER CO-INVESTMENT FUND, L.P., a Delaware limited partnership (the "Harbinger Satellite Fund", and together with Harbinger Master, Harbinger Special and Harbinger Fund, "Harbinger"), (v) SKYTERRA COMMUNICATIONS, INC., a Delaware corporation (the "Company"), (vi) MOBILE SATELLITE VENTURES SUBSIDIARY LLC, a Delaware limited liability company ("MSV LLC"), and (vii) MOBILE SATELLITE VENTURES L.P., a Delaware limited partnership ("MSV"). Capitalized terms used in this letter agreement (this "Letter Agreement") and not otherwise defined shall have the meanings accorded them in the MCSA.

     In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows.

     The undersigned shall, as promptly as practicable, take all actions necessary to consummate the actions set forth herein, including to amend the MCSA in accordance with Section 21.10 thereof, and to amend the Registration Rights Agreement in accordance with Section 5.7(b) thereof, as applicable, in order to reflect the matters set forth in Sections 1-3 below.

     1. TVCC. The MCSA and all exhibits, schedules and other documents to be delivered in connection with the consummation of the transactions contemplated thereby, shall each be amended such that TVCC, the TVCC Contribution Closing, and all references, terms, conditions, representations, warranties, covenants, liabilities or other obligations of the Parties with respect thereto, including without limitation the transfer of all of the TVCC LLC Interests from Harbinger Master and Harbinger Special to the Company in exchange for shares of Voting Common Stock in accordance with Section 2.1(c) of the MCSA, shall be deleted from the MCSA and all exhibits, schedules and other documents to be delivered in connection with the consummation of the transactions contemplated thereby.

     2. Termination Fee. As consideration for the amendment to the MCSA as set forth in Section 1 of this Letter Agreement, on the Closing Date, the Company shall issue to Harbinger 10,300,000 fully-paid, non-assessable shares of Voting Common Stock.

     3. Registration Rights Agreement. As promptly as practicable, the Parties shall take all actions necessary to amend the definition of "Registrable Shares" in the Registration Rights Agreement to include the shares of Voting Common Stock to be issued to Harbinger pursuant to Section 2 hereof.

     Except as expressly amended and modified in accordance with the terms of this Letter Agreement, the MCSA and the Registration Rights Agreement shall each remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.

     This Letter Agreement, together with the MCSA, the Stock Purchase Agreement, the Securities Purchase Agreement, the Registration Rights Agreement, the Consulting Agreement, the Confidentiality Agreement and the Confidentiality Side Letter (together with the schedules and exhibits thereto and the other documents delivered or to be delivered in connection herewith and therewith), constitutes the entire agreement among the Parties hereto, and supersedes all prior agreements and contemporaneous, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the Parties, with respect to the subject matter hereof.

     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state and without regard to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

     This Letter Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Letter Agreement. Facsimile and electronic signatures on this Letter Agreement shall be deemed original signatures.


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


     IN WITNESS WHEREOF, the Parties have duly executed this Letter Agreement as of the date and year first above written.


                                  HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

                                  By: Harbinger Capital Partners Offshore
                                      Manager, LLC, as investment manager


                                  By:
                                      -------------------------
                                      Name:
                                      Title:

                                  HARBINGER CAPITAL PARTNERS SPECIAL
                                  SITUATIONS FUND, L.P.

                                  By: Harbinger Capital Partners Special
                                  Situations GP, LLC, as general partner


                                  By:
                                      -------------------------
                                      Name:
                                      Title:


                                  HARBINGER CAPITAL PARTNERS FUND I, L.P.

                                  By: Harbinger Capital Partners GP, LLC,
                                      as general partner

                                  By:
                                      -------------------------
                                      Name:
                                      Title:


                                  HARBINGER CO-INVESTMENT FUND, L.P.

                                  By: Harbinger Co-Investment GP, LLC,
                                  as general partner

                                  By: HMC - New York, Inc., as managing member

                                  By:
                                      -------------------------
                                      Name:
                                      Title:


                                  SKYTERRA COMMUNICATIONS, INC.


                                  By:
                                      -------------------------
                                      Name:
                                      Title:


                                  MOBILE SATELLITE VENTURES SUBSIDIARY LLC


                                  By:
                                      -------------------------
                                      Name:
                                      Title:


                                  MOBILE SATELLITE VENTURES L.P.


                                  By:
                                      -------------------------
                                      Name:
                                      Title:


SK 03773 0003 913841